Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 (the "Report") by IPG Photonics Corporation (the "Company"), Valentin P. Gapontsev, as the Chief Executive Officer of the Company, and Timothy P.V. Mammen, as the Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 3, 2020

/s/ Valentin P. Gapontsev
Valentin P. Gapontsev
Chairman and Chief Executive Officer

/s/ Timothy P.V. Mammen
Timothy P.V. Mammen
Vice President and Chief Financial Officer
A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to IPG Photonics Corporation and will be retained by IPG Photonics Corporation and furnished to the Securities and Exchange Commission or its staff upon request.